Exhibit 10.26

No.ED750009000515

Financing limit agreement

(Large and medium enterprise)

Client (party A): Dalian TOFA New Materials Development Co., Ltd.

Address: South area, Lingang Industrial Area of Dalian Economic and Technology Development Zone, Dalian

Legal representative:  Zheng Chuan-tao

Financing bank (party B): Shanghai Pudong Development Co.,Ltd, Dalian Branch

Address: Dalian Zhongshan District Zhongshan square, #3

Legal representative: Wang Xinhao

In view of the fact that party B applied comprehensive credit limit (hereinafter referred to as “credit line”).This agreement is approved by the two sides based on the constitution of People’s Republic of China, in the spirit of equality, voluntaries and the principle of good faith.

Article 1. Credit limit

Credit limit means the ceiling value of sheet credit business (hereinafter referred to as sheet credit business) and bank acceptance like short term loans, packing loans, import and export documentary credit, ticket discount business , off sheet credit business contract  import letter of credit, letter of guarantee that Party B provide to party A.

The credit limit party B provides to party A is RMB (Capital letter) 20 million.  The exposing credit is RMB 20 million after the conduction of margin.

The credit limit upon includes other equivalent currencies. The exchange rate can be calculated by the exchange rate published by party B based on the actual practice.

The sheet credit limit and off sheet credit limit mentioned upon can be changed to each other, but The balance of credit business an not exceed the exposing credit limit at any time.

Article 2. Credit period

Credit period is 1 year, namely from September 1, 2009 to September 1, 2010. During the period party A should apply for service application .Party B don’t accept any cases party A proposed out of credit period.

Article 3. Use of credit line

During the credit period, party A can circulate to use the credit limit, but he should apply for it one after one. And party B should approve one by one. The two parties should sign packing loans agreement, import and export documentary credit agreement, ticket discount business contract, Bank acceptance agreement, imports of the issuing protocol, credit business contract (hereinafter referred to as “the specific contract”)

Article 4. Intrerst and fees

The interest of sheet credit business costs of off sheet credit business within the credit line, should based on the specific provisions of the contract.

Article 5. Warranty

5.1 All the debt owed by party B to party A under this agreement should be pay back by   Chuan Tao Zheng  (sponsor), as the party who bear joint and several responsibilities, this company should provide << Maximum Guarantee Contract>>

5.2 All the debt owed by party B to party A under this agreement should be pay back by Dalian TOFA New Material Development Co., Ltd    (mortgager/plegor) with the collateral like real estate, lands, facilities that he owed. The two parties should also sign <<Maximum Real Estate Mortgage Contract >> and <<Maximum Mortgage Contract of Movables>>

Article 6 Rights and responsibilities of party A

6.1 Party A have the right to use the credit limit under this contract

6.2 Party A have the authority to require Party B to keep the manufacture, operation and property confidentially.

6.3 party A should provide the wanted documents, opening bank, account ant the balance conditions of deposits and loans required by party B.

6.4 Party A should accept the supervision of Party on the relevant financing practice that may affect debts.

6.5 Party A should use the specific sheet credit business and off sheet credit business under the contract.

6.6 Party A should pay the debt back of sheet credit business and off sheet credit business or other promises under the contract.

6.7 Party A should notice party B immediately after these events occur and make sure the relevant fees can be paid back successfully with party B:

1. Significant financial loss, losses of assets and other financial crisis

2. Providing guarantee to the third party who lead to the adverse effects on the mortgage’s finance and the mortgage’s capacity to carry out obligations.

3. Emerges, discretion, reorganizations, jointing of other ventures, proper / stock transfer, joint –stock reform.

Closure of the company or apply for bankruptcy or the like situation occur

5. Big crisis hit the shareholder or the other relevant operations which lead to unhealthy operation.

6. Significant business practices with other companies that affect normal operation.

7. Any lawsuit (seal, detention, freeze or the like), arbitration, criminal penalties that may affect the production or finance.

8. Other significant events that may affect the paying ability.

Article 7. Rights and responsibilities of party B

7.1 Have the authority to ask party A to pay back the principle and interest under the agreement.

7.2 Have the authority to ask party A to provide the relevant materials that is connected to the use of credit limit.

7.3 Have the authority to find out the operation and finance practice of party A.

7.4    Have the Authority to supervise party A to use sheet credit business and off shit credit business under the agreement the specific contract.

7.5    Have the authority to deduct the due principle and interests under sheet credit business and off sheet credit from the account of party A.

7.6    If party A doesn’t comply with part or several responsibilities of the agreements, party B has the authority to postpone to providing the unused service to it.

7.7    When accidents like clause 6.8 happen, party B has the authority to ask party A to pay back the principle and interests and other relevant fees in and off sheet.

7.8    Providing loans and other credit according to the agreement and the promised conditions under the contract.

7.9    Keeping manufacture, operation and property confidential. Except those provided by law.

Article 8 party A provide the following specific promises

8.1 Party A is an enterprise that is legally exists bases on Chinese law or objects that enjoy the qualification of being cooperation and enjoy full civil penalty right to sign and comply with the contract.

8.2 It has been authorized to sign the contract by the board of shareholders.

8.3 The sponsor, mortgagor, documents, materials, and other evidence are real exact complete and effective provided by party A.

8.4 Lawsuit, arbitration criminal penalties and the like don’t happen when the agreement is signed. Other it should be noticed to party B.

8.5 comply with national laws and regulations. Run the business under 《business license》 and, finish registering annual inspection procedures.

8.6 maintain and improve the existing management level and to make sure the increasing of the value of property.

8.7 No big accident that may influence party B’s capacity to comply with the agreement when it is signed.

Article 9. Other fees

Fees cause by the credit investigation, inspection and the debt party A doesn’t pay back in time are paid by party A. Also, the fees of employing lawyer, issuing, insurance, transports are beard by party A.

Article 10 Defaults and solutions

10.2 Any of the following occurs to party A is viewed as defaults:

1. Violate to clause 6.3, provide fake information or hide important facts. Don’t cooperate with the investigation of party B.

2. Violate to clause 6.4, don’t accept or escape the supervision of party B on finance and operation practice.

3. Violate to 6.5, don’t use the sheet and off sheet credit as is ruled to.

4. Violate to clause 6.6, don’t pay principle and interest in time

5. Violate to clause 6.7, don’t notice party when accidents listed happen.

6. Violate to clause 8.1, 8.2, and 8.3 which cause great losses to party B. Or violate clause 8.3, 8.5, 8.6.8.7. Or don’t require correction when faults occur.

7. Other accidents happens that may effect the legal rights of part A’s

10.4 When accidents listed in clauses 10.1, 10.2, and 10.3 happen, party B enjoy the right to take the following actions. Part A should have no right to challenge it.

1. Stop providing the unused sheet credit within the credit limit

2. Countermand the principle and interest and relevant fees before the due day.

3. To the bill of exchanges that have been accepted or the opening credit letter, guarantee, no matter whether party B have paid the advances, party B can require party A to add additional guarantee.

4. Deduct the deposits from party A’s settlement account or from other accounts in order to pay the debt party A owed under the agreement.

5. Excusing recourse based on clause 13

Article 11 Exchanges and removes

This agreement can be changed or get removed by the consensus of the two parties. Before the paper work come out, this agreement is still effective. Any of the two parties have no rights to change the agreement by one side.

Article 12 Others

12.1 During the period this agreement come into effect, when party is tolerant with the defaults of the other party, all the rights and benefits of party A cannot be suffered.

12.2 Part A should pay foe all the debt owed to party B under the contract no matter it is ineffective in part or whole. Otherwise, party B can terminate the agreement and require party B to pay for the debt immediately.

12.3 Party B should provide the relevant paper work of notice, requirements to party A. Any telex and telegraph sent by party A means it has arrived . The postal letters are viewed as arrival when it is posted.

12.4 After discussion of the two parties, a supplemental agreement should come out to deal with the unsettled. This supplemental agreement and the contract under is should be attached, becoming the integral part of this agreement.

12.5 Other promised articles

Article 13 Laws and solutions to disputes

13.1 The set, explanations, solutions to disputes are based on constitution of PRC. The right od party A and B are protected by PRC.

13.2 Disputes occurred which are not solved during the practice of the agreement can get settled by issuing it to the people’s court of party A’s side. After the agreement and the specific contract are notarized with enforced right by the two parties, party B can recourse the unpaid debt by applying for enforcement to the local court.

Article 14 .Protocol validation

This agreement should be signed or sealed by the one in power from both parties. After complete the guarantee procedure required as article 5 it comes into effect. It cease to be in force automatically when party A paid back all the debt and the relevant fees.

Article 15. The agreement is prepare in duplicate. Each of the two parties holds one.

After signing the agreement, both of the two parties have no doubts of relevant rights, responsibilities.

The unpaid practice of financing credit limit Code number ED75082008282195 should be restricted by this agreement, it engrosses the credit limit of the contract.

Party A (Seal) Dalian TOFA New Material Development Co. Ltd
Legal representatives or authorized representatives (signature and seal): /s/ Chuan Tao Zheng

Party B (seal) Shanghai Pudong Development Co.,Ltd, Dalian Branch
Legal representatives or authorized representatives (signature and seal): /s/ Xin Hao Wang

Date: August 14, 2009